                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements of RTI International Metals, Inc. of our reports, dated January 24, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

     o Form S-8 (File No. 33-36248) relating to the RMI 1989 Stock Option Incentive Plan

     o Form S-8 (File No. 33-38340) relating to the RMI Bargaining Unit employees Savings and Investment Plan

     o Form S-8 (File No. 33-38339) relating to the RMI Savings and Investment Plan

     o Form S-8 (File No. 33-63025) relating to the RMI Titanium Company 1995 Stock Plan

     o Form S-8 (File No. 333-83028) relating to the Non Employee Director Stock Option Plan

     o Form S-8 (File No. 333-91420) relating to the RTI International Metals, Inc. Employee Savings and Investment Plan

     o Form S-3 (File No. 333-73281) relating to shares issued to selling shareholders in connection with the acquisition of New Century Metals, Inc.

     o Form S-3 (File No. 333-86729) relating to debt and equity securities of RTI International Metals, Inc.

We also consent to the reference to us under the heading "Experts" in the registration statements on Form S-3 (File Nos. 333-73281 and 333-86729).


/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
March 11, 2003